Exhibit 99.1

NEWS RELEASE

1101 East Arapaho Road
Richardson TX 75081 USA
+1 (972) 234-6400 main

Financial Contact
Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

Media Contact
Jay Barbour, VP Marketing
972.664.8107, jbarbour@intrusion.com

INTRUSION INC. ANNOUNCES FOURTH QUARTER AND ANNUAL RESULTS

TraceCop and Compliance Commander Revenues Increase in 2006

Richardson, Texas—February 8, 2007—Intrusion Inc. (OTCBB: INTZ), (“Intrusion”) today announced financial results for the quarter and year ended December 31, 2006.

Revenues for the fourth quarter 2006 were $1.5 million, compared to $1.1 million for the fourth quarter 2005.  Revenue for the year 2006 was $5.2 million, compared to $6.0 million in 2005.

Intrusion’s net loss was $0.2 million in the fourth quarter 2006, compared to $0.9 million for the fourth quarter 2005.   Net loss was $3.0 million for the year 2006, compared to $3.3 million for the year 2005

Gross profit margin was 60% of revenue in the fourth quarter of 2006, compared to 59% of revenue in the fourth quarter 2005.   For the year 2006, gross profit margin was 58%, the same as 2005.

Intrusion’s fourth quarter 2006 operating expenses were $1.1 million, compared to $1.6 million for the fourth quarter 2005.  For the year 2006, operating expenses were $6.0 million, down from $6.9 million in 2005.

The net increase in cash, cash equivalents, and short-term investments in the fourth quarter 2006 from the third quarter 2006 was $0.6 million.   The net increase included a private placement offering of common stock for $0.5 million and $0.2 million from our line of credit.  The private placement was closed on December 29, 2006.  Participating in the private placement was G. Ward Paxton, President and CEO of Intrusion for $400,000 and Michael L. Paxton, Vice President and CFO of Intrusion for $100,000.

As of December 31, 2006, Intrusion reported cash, cash equivalents and short-term investments of $0.9 million, working capital of $0.5 million, and $0.2 million of short-term debt.  Without including the proceeds of $0.5 million from the private placement and $0.2 million from the line of credit, ending cash balances at December 31, 2006 were $233 thousand, down $67 thousand from September 30, 2006 and down $86 thousand from June 30, 2006.  Ending cash balances at September 30, 2006 and June 30, 2006 were $300 thousand and $319 thousand respectively.

“Our two flagship product lines for the future are TraceCop and Compliance Commander.  Both products have had good growth rates in 2006 and we expect their rapid growth to continue,” stated G. Ward Paxton, Chairman, President and CEO of Intrusion.  “TraceCop revenue reached $2.8 million in 2006, up 75% from 2005.  Compliance Commander revenue reached $0.6 million in 2006 up 200% from 2005. Revenues from these two product lines accounted for 65% of our total revenue in 2006, compared to 30% of total revenue in

Intrusion
Fourth Quarter 2006 Results

2005. The markets for TraceCop and Compliance Commander are expected to grow rapidly in the future and should afford us the continued opportunity to achieve our goals,” Paxton continued.  “In addition, we have reduced our operating expenses for the year 2006, but more dramatically for the second half of 2006 where our operating expenses were reduced 41% from the first half. We believe that quarterly break-even should be reached with quarterly revenue in the $1.8 to $2.0 million range,” Paxton concluded.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CST today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CST until February 15, 2007 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 7903617.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a global provider of regulated information compliance, entity identification systems, data privacy protection products, and network intrusion prevention and detection solutions.  In addition, Intrusion offers deployment technologies along with security services for the information-driven economy.  Intrusion’s product families include the Compliance Commander™ for regulated information compliance, data privacy protection and identity theft prevention, TraceCop™ identification and location service, Intrusion SpySnare™ for real-time inline blocking of spyware and unwanted P2P applications, and Intrusion SecureNet™ for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  Such statements include, without limitations, statements regarding future revenue growth and profitability, as well as other statements.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products in emerging markets, market acceptance of our products, the impact of our sustained losses on our ability to successfully operate and grow our business, our stock price and the recent loss of our Nasdaq listing, our ability to generate sufficient cash flow or obtain additional financing on acceptable terms in order to fund ongoing liquidity needs, the highly competitive market for our products, the effects of sales and implementation cycles for our products on our quarterly results, difficulties in accurately estimating market growth, the consolidation of the information security industry, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in our Annual Report on Form 10-KSB, as amended, and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

Intrusion
Fourth Quarter 2006 Results

INTRUSION INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except par value amounts)

	December 31, 2006	December 31, 2005
ASSETS

Current Assets:
Cash and cash equivalents	$933	$2,844
Short-term investments	—	500
Accounts receivable, net of allowance for doubtful accounts of $90 in 2006 and $102 in 2005	844	443
Inventories, net	209	373
Prepaid expenses	198	191
Total current assets	2,184	4,351

Property and equipment, net	162	256
Other assets	41	41
TOTAL ASSETS	$2,387	$4,648

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,099	$1,142
Short-term liabilities	200	—
Deferred revenue	367	527
Total current liabilities	1,666	1,669

Stockholders’ Equity:
Preferred stock, $.01 par value:
Authorized shares—5,000
Series 1 shares issued and outstanding—260
Liquidation preference of $1,331 in 2006	918	918
Series 2 shares issued and outstanding—460 in 2006 and 500 in 2005	724	787
Liquidation preference of $1,155 in 2006
Series 3 shares issued and outstanding—469 in 2006 and 565 in 2005	667	805
Liquidation preference of $1,026 in 2006
Common stock, $.01 par value:
Authorized shares—80,000
Issued shares—8,306 in 2006 and 6,919 in 2005
Outstanding shares—8,206 in 2006 and 6,909 in 2005	83	69
Common stock held in treasury, at cost—10 shares	(362)	(362)
Additional paid-in capital	53,947	52,994
Accumulated deficit	(55,077)	(52,053)
Accumulated other comprehensive loss	(179)	(179)
Total stockholders’ equity	721	2,979
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,387	$4,648

Intrusion
Fourth Quarter 2006 Results

INTRUSION INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenue	$1,451	$1,106	$5,242	$5,978
Cost of revenue	580	450	2,204	2,514

Gross profit	871	656	3,038	3,464

Operating expenses:
Sales and marketing	487	708	2,714	3,137
Research and development	388	596	2,067	2,553
General and administrative	222	258	1,261	1,126
Severance and related costs	—	—	—	55

Operating loss	(226)	(906)	(3,004)	(3,407)

Interest income, net	1	28	45	84
Other income (expense), net	—	—	(65)	2

Loss before income taxes	(225)	(878)	(3,024)	(3,321)
Income tax provision	—	—	—	—
Net loss	(225)	(878)	(3,024)	(3,321)
Preferred stock dividends accrued	(44)	(39)	(175)	(168)
Beneficial conversion feature on preferred stock	—	(515)	—	(1,434)
Net loss attributable to common stockholders	$(269)	$(1,432)	$(3,199)	$(4,923)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.04)	$(0.21)	$(0.45)	$(0.77)
Weighted average shares outstanding (basic and diluted)	7,100	6,880	7,043	6,424